UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2020

PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Third Avenue South, Suite 900, Nashville, Tennessee 37201
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code:   (615) 744-3700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock par value $1.00	PNFP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Consistent with the disclosure in its Quarterly Report on Form 10-Q for the period ended September 30, 2019, filed with the Securities and Exchange Commission on November 1, 2019, effective January 1, 2020 (the “Redemption Date”), Pinnacle Financial Partners, Inc. (the “Company”) redeemed all of the (i) $20,000,000 outstanding aggregate principal amount of its Fixed/Floating Rate Subordinated Notes due 2024 (the “Avenue Notes”) at a redemption price equal to 100.00% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, in accordance with the terms of the Avenue Notes, and (ii) $60,000,000 outstanding aggregate principal amount of its 5.5% Fixed to Floating Rate Subordinated Notes due October 1, 2024 (the “BNC Notes”) at a redemption price equal to 100.00% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, in accordance with the terms of the BNC Notes Subordinated Indenture (as defined below). The BNC Notes were issued pursuant to that certain Subordinated Indenture, dated as of September 30, 2014, by and between the Company (as successor-in-interest to BNC Bancorp) and Wilmington Trust, National Association (the “Trustee”), as supplemented by that certain First Supplemental Indenture dated as of September 30, 2014, between the Company and the Trustee, and as further supplemented by that certain Second Supplemental Indenture dated as of June 16, 2017, between the Company and the Trustee (collectively, the “BNC Notes Subordinated Indenture”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

By:	/s/Harold R. Carpenter
Name:	Harold R. Carpenter
Title:	Executive Vice President and
Chief Financial Officer

Date: January 7, 2020